UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

OM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12515	52-1736882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Main Avenue Suite 1300 Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 781-0083

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2015, OM Group, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Steven A. Loukas, David A. Lorber, Zachary R. George, Allen A. Spizzo, FrontFour Capital Group, LLC and various affiliated entities (collectively, “FrontFour”) to settle a potential election contest in connection with the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”).

Under the terms of the Agreement, the Company agreed, among other things, to increase the size of the Board to nine members, by adding an additional director to the Company’s Board of Directors, and to take all necessary actions to nominate David A. Lorber, Joseph M. Gingo and Carl Christenson to serve as directors until the 2018 annual meeting of stockholders. The Company will not nominate Richard W. Blackburn and Steven J. Demetriou for reelection at the 2015 Annual Meeting. The Company has also agreed to appoint Allen A. Spizzo as director of the Company whose term will end at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”).

Pursuant to the Agreement, FrontFour has agreed not to nominate any directors or bring any other business or proposals before or at the 2015 Annual Meeting. At the 2015 Annual Meeting, FrontFour has also agreed to vote all of the shares of Company common stock it beneficially owns (i) in favor of the Company’s slate of directors, (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015, (iii) in accordance with the Company’s recommendation on the “say-on-pay” proposal, and (iv) in accordance with the recommendation of Institutional Shareholders Services with respect to any other matter that comes before the 2015 Annual Meeting.

FrontFour is also subject to standstill provisions under the Agreement. Such provisions generally remain in effect until the earlier of (x) the date that is 15 business days before the deadline for the submission of shareholder nominations for the 2016 Annual Meeting pursuant to the Company’s bylaws or (y) the date that is 60 calendar days prior to the first anniversary of the 2015 Annual Meeting. These provisions restrict FrontFour’s ability to engage in certain proxy solicitations, make certain stockholder proposals, call meetings of stockholders, solicit consents from stockholders, obtain additional representation on the Board or seek to remove any of the Company’s directors.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 23, 2015, the Company issued a press release announcing it had entered into the Agreement.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Settlement Agreement, dated as of March 23, 2015, by and among OM Group, Inc., FrontFour Capital Group LLC, FrontFour Master Fund, LTD., FrontFour Opportunity Fund LTD., FrontFour Capital Corp., Steven A. Loukas, David A. Lorber, Zachary R. George and Allen A. Spizzo

99.1	Press Release dated March 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP

By:	/s/ Valerie Gentile Sachs
Name: Valerie Gentile Sachs
Title: Vice President, General Counsel and Secretary

March 25, 2015

Exhibit Index

Exhibit Number	Description

10.1	Settlement Agreement, dated as of March 23, 2015, by and among OM Group, Inc., FrontFour Capital Group LLC, FrontFour Master Fund, LTD., FrontFour Opportunity Fund LTD., FrontFour Capital Corp., Steven A. Loukas, David A. Lorber, Zachary R. George and Allen A. Spizzo

99.1	Press Release dated March 23, 2015